UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  October 29, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into Material Definitive Agreement.

On October 31, 2006, TRC Companies, Inc. and certain of its subsidiaries (together, “TRC”), the financial institutions named therein (the “Lenders”) and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Agent”) entered into the First Amendment to, and Waiver Under, Credit Agreement (the “Amendment”).  The Amendment modifies certain of the terms under the Credit Agreement by and among TRC, Lenders and Administrative Agent dated as of July 17, 2006.  Among other things, the Amendment waives certain schedule requirements related to post-closing deliverables, changes the definition of “Eligible Unbilled Accounts” under the Credit Agreement, and changes the schedule for delivery of certain reports.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

Dr. Richard Ellison resigned as a director and Chairman of the Board of the Company, effective as of October 29, 2006.  Dr. Ellison’s pursuit of new professional activities, which started after his resignation as President and Chief Executive Officer of the Company on January 1, 2006, will not permit him to devote the time necessary to serve on the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2006	TRC Companies, Inc

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer